Exhibit 10.18

EXHIBIT 7.2(l)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is entered into and made as of 14, 2004, by and between I-4 LAND HOLDING LIMITED COMPANY, a Florida limited liability company (“Landlord”) and LAZY DAYS’ R.V. CENTER, INC., a Florida corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Ground Lease dated as of July 15, 1999 (the “Lease”), covering certain demised premises consisting of approximately 126 acres at the site commonly known as 6130 Lazy Days Blvd., Seffner, Florida, as further described in the Lease;

WHEREAS, Tenant, LD Holdings, Inc., Employee Stock Ownership Plan and Trust for the Employees of Lazy Days, the other shareholders of LD Holdings, Inc., RV Acquisition Inc. and Bruckmann, Rosser, Sherrill & Co., Inc. have entered into that certain Stock Purchase Agreement dated as of April 27, 2004 (the “Purchase Agreement”);

WHEREAS, Landlord is affiliated with Tenant and will receive certain benefits as a result of the transactions contemplated by the Purchase Agreement; and

WHEREAS, pursuant to, and in consideration of the transactions contemplated by, the Purchase Agreement, Tenant and Landlord have agreed to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, Landlord and Tenant do hereby agree as follows:

1.                                       Recitals.  The above-stated recitals are hereby incorporated as if fully set forth herein.

2.                                       Capitalized Terms.  All capitalized terms used in this First Amendment shall have the same meanings ascribed to such terms in the Lease, unless otherwise defined or modified herein.

3.                                       Term.  Paragraph 2.2 of the Lease is hereby deleted in its entirety and replaced with the following:

2.2                                 Tenant shall have the option at the end of the Initial Term to extend the term of this Lease for up to four (4) additional five (5) year periods (each, an “Option Term”) upon giving Landlord written notice of such election not less than three hundred sixty five (365) days prior to the expiration of the Initial Term or any Option Term.  All terms and conditions of the Lease as stated herein shall apply during each Option Term; provided, however, the Minimum Annual Rent (as defined in article 5) for each Option Term shall be adjusted pursuant to section 5.1 hereof.

4.                                       Right of First Offer.  The first sentence of Section 33.1 of the Lease is hereby amended by inserting the words “by Tenant” immediately after the words “assigned or sublet” and before the words “other than pursuant to Section 13.2”.

5.                                       Right of First Refusal.  The first sentence of Section 33.2 of the Lease is hereby amended by inserting the words “by Tenant” immediately after the words “assigned or sublet” and before the words “other than pursuant to Section 13.2”.

6.                                       Purchase Offer.  Section 33.3 of the Lease is hereby amended by deleting the first sentence thereof and inserting the following in its place:

“Provided that this Lease has not been assigned or sublet by Tenant other than pursuant to Section 13.2 and provided that Tenant is not then in default under this Lease, Tenant shall have the option, exercisable by written notice to the Landlord given at any time prior to [INSERT DATE 6 YEARS AND 9 MONTHS AFTER CLOSING DATE], to purchase the Demised Premises and Improvements on the following terms.”

7.                                       Successor Landlord.  Section 33.5 of the Lease is hereby deleted in its entirety and the following is inserted in its place:

“33.5  Notwithstanding anything to the contrary contained in this Lease, Tenant’s rights under Sections 33.1, 33.2 and 33.3 shall run with the land and bind any successor or assign to or of Landlord; provided, however, that Tenant’s rights under Sections 33.1 and 33.2 shall be deemed waived and of no further force or effect as to any portion of the Demised Premises and Improvements which Landlord (or its successor or assign) sells or transfers after [INSERT DATE 7 YEARS AFTER CLOSING DATE] without Tenant exercising its rights or options to purchase the subject property pursuant to Section 33.1 or 33.2, it being the intent that Landlord’s successor or assign with respect to any portion of the Demised Premises and Improvements so conveyed on or after [INSERT DATE 7 YEARS AFTER CLOSING DATE] shall not be subject to Tenant’s rights set forth in Sections 33.1 or 33.2.  For the avoidance of doubt, Tenant’s rights under Sections 33.1 and 33.2 shall continue in full force and effect throughout the term of the Lease unless and until all or part of Landlord’s interest in the Lease is transferred or assigned on or after [INSERT DATE 7 YEARS AFTER CLOSING DATE], in which event Landlord’s successor or assign shall not be bound by Sections 33.1 and 33.2 from and after the date of such transfer or assignment.”

8.                                       No Further Amendments.  Except as expressly modified by this First Amendment, all of the terms and conditions of the Lease shall remain unmodified and in full force and effect and, as expressly modified hereby, the Lease is hereby ratified and confirmed in all respects.

*  *  *

IN WITNESS WHEREOF, the parties hereto have each respectively caused this First Amendment to be fully executed and delivered as of the date first above written.

LANDLORD:		TENANT:

I-4 LAND HOLDING LIMITED COMPANY, a Florida limited liability company		LAZY DAYS’ R.V. CENTER, INC., a Florida corporation

By:	/s/ Donald W. Wallace	By:	/s/ Charles L. Thibault
Name:	Donald W. Wallace	Name:	Charles L. Thibault
Title:	Chief Executive Officer	Title:	Chief Financial Officer

STATE OF FLORIDA	)
	)	ss:
COUNTY OF HILLSBOROUGH	)

                The foregoing instrument was acknowledged before me this 12th day of May, 2004, by Donald Wallace, as _________________ of I-4 Land Holding Limited Company, a Florida limited liability company, on behalf of said company. The above-named individual ☒ is personally known to me or ☐ has produced ________________________ as identification.

                AFFIX SEAL

Kathleen S. Bachtel
Notary Public
Print Name:
My Commission Expires:

Kathleen S. Bachtel

My Commission #DD256663

Expires: March 12, 008

Bonded Thru Notary Public Underwriters